Exhibit 32.1

Written Statement
Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, Michael J. Snyder, Chief Executive Officer, and James P. McCloskey, Chief Financial Officer, of Red Robin Gourmet Burgers, Inc. (the “Company”), certify, pursuant to § 18 U.S.C. Section 1350 that;

(i.)	the 10-Q for the quarterly period ended July 13, 2003 of the Company (the “Periodic Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii.)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 18, 2003

/s/ MICHAEL J. SNYDER

Michael J. Snyder

/s/ JAMES P. MCCLOSKEY

James P. McCloskey

A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.